Exhibit 12.2

CERTIFICATIONS

I, Mark Hahn, certify that:

1. I have reviewed this Amendment No. 1 to annual report on Form 20-F/A of Verona Pharma plc; and

2. Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: July 16, 2020	By:	/s/ Mark Hahn
Mark Hahn Chief Financial Officer (Principal Financial Officer)